SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES AND EXCHANGE ACT of 1934

March 31, 2004
Date of Report
(Date of earliest event reported)

G REIT, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-50261	52-2362509

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1551 N. Tustin Avenue
Suite 200
Santa Ana, California 92705
(Address of principal executive offices)

(877) 888-7348
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 10.01
EXHIBIT 10.02
EXHIBIT 10.03
EXHIBIT 10.04
EXHIBIT 10.05

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

Madrona Buildings — Torrance, California

On March 31, 2004, G REIT, Inc. through its wholly-owned subsidiary, GREIT—Madrona LP, a Delaware limited partnership, purchased the Madrona Buildings located in Torrance, California, a suburb of Los Angeles, from an unaffiliated third party. The purchase price for the property was approximately $45,900,000 in cash. We received a credit of approximately $2,500,000 from the seller at closing to cover the free rental periods that two tenants have under their respective leases. We paid an acquisition fee to Triple Net Properties Realty, Inc. (“Realty”), an affiliate of our advisor, of $1,350,000, or approximately 2.9% of the purchase price.

The Madrona Buildings are a four-building Class A office portfolio totaling approximately 211,407 square feet completed in 1990. The property is convenient to Long Beach, West Los Angeles and the Los Angeles International Airport via Interstate 405 and to downtown Los Angeles and Pasadena via Interstate 110.

The Madrona Buildings are approximately 84.7% leased to three tenants, with 41.2% by American Honda Motor Company, 25.3% by NavCom Technology, Inc. and 18.2% by Kaiser Permanente. No leases expire during the next 12 months.

We do not anticipate making any significant repairs or improvements to the Madrona Buildings over the next few years. A Phase I environmental assessment completed in connection with the purchase of the Madrona Buildings found no hazardous conditions. For federal income tax purposes, the Madrona Buildings’ depreciable basis is approximately $39,000,000.

We have retained Realty to manage the Madrona Buildings for a property management fee equal to 5% of the gross income of the property in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees.

Brunswig Square — Los Angeles, California

On April 5, 2004, G REIT, Inc. through its wholly-owned subsidiary, GREIT—Brunswig Square LP, a California limited partnership, purchased Brunswig Square located in Los Angeles, California from an unaffiliated third party. The purchase price for the property was approximately $23,805,000 in cash. We paid an acquisition fee to Realty of $716,400, or approximately 3.0% of the purchase price.

Brunswig Square is a mixed use office/retail building totaling approximately 135,982 square feet, including a retail component of approximately 24,169 square feet, located in the Little Tokyo District of downtown Los Angeles, immediately east of the Civic Center. The building underwent a major expansion/renovation in 1985-1986.

Brunswig Square is approximately 92.9% leased, with approximately 25.6% leased by the City of Los Angeles — Department of Fire & Police Pensions, 22.5% leased by the City of Los Angeles – Employee Retirement Systems, 14.5% by the General Services Administration – Immigration and Naturalization Services and 9.6% by the General Services Administration – Office of Personnel Management. Two leases totaling approximately 2.6% of the property’s gross leaseable area are currently on a month-to-month basis. No other leases expire during the next twelve months.

We do not anticipate making any significant repairs or improvements to Brunswig Square over the next few years. A Phase I environmental assessment completed in connection with the purchase of Brunswig Square found no hazardous conditions. For federal income tax purposes, Brunswig Square’s depreciable basis is approximately $20,200,000.

We have retained Realty to manage Brunswig Square for a property management fee equal to 5% of the gross income of the property in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees.

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North Belt Corporate Center — Houston, Texas

On April 8, 2004, through our wholly-owned subsidiary, GREIT—North Belt Corporate, LP, a Texas limited partnership, we purchased North Belt Corporate Center located in Houston, Texas from an unaffiliated third party for a purchase price of approximately $12,675,000 in cash. We paid Realty an acquisition fee of $400,000, or approximately 3.0% of the purchase price.

North Belt is a multi-tenant office building totaling approximately 155,764 square feet constructed in 1982 and renovated in 2003. The property is located within two miles of the Inter-Continental International Airport.

North Belt is approximately 86.5% leased, with approximately 21.1% leased by the General Services Administration – U.S. Customs and Border Protection, 20.2% by Southwestern Energy Company and 10.2% by Bredero Pipe Company. One lease totaling approximately 2.0% of the property’s gross leaseable area expires during the next twelve months.

We do not anticipate making any significant repairs or improvements to North Belt over the next few years. A Phase I environmental assessment completed in connection with the purchase of North Belt found no hazardous conditions. For federal income tax purposes, North Belt’s depreciable basis is approximately $10,800,000.

We have retained Realty to manage North Belt for a property management fee equal to 5% of the gross income of the property in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees.

Potential Property Acquisitions

We are currently considering acquiring the property listed below. Our decision to acquire this property will generally depend on:

•	our receipt of satisfactory due diligence information including environmental surveys, property appraisals and lease information;

•	no material adverse change occurring relating to the property, the tenants or in the local economic conditions; and

•	our receipt of sufficient financing, either through net proceeds from our offering or satisfactory debt financing.

Other properties may be identified in the future that we may acquire before or instead of this property. We cannot guarantee that we will complete this acquisition.

     Hawthorne Plaza — San Francisco, California

Our advisor has entered into a contract on our behalf with an unaffiliated third-party seller for the acquisition of Hawthorne Plaza, a two-building Class A office complex totaling approximately 418,668 square feet located in the south financial district in San Francisco, California. The property is approximately 99.7% leased, with approximately 87.4% leased by the General Services Administration on behalf of the Environmental Protection Agency, Health Care Financing Administration (Centers for Medicare & Medicaid Services), Bureau of Citizenship and Immigration Services, U.S. Department of Agriculture and the U.S. Passport Agency. The purchase price for the property is approximately $97,000,000. We intend to finance the property with a mortgage loan from Fleet National Bank, Administrative Agent in the amount of approximately $62,750,000. We intend to pay Realty an acquisition fee of $2,900,000, or approximately 3.0% of the purchase price, for arranging the transaction. Closing of

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this acquisition is anticipated in April 2004. We have a deposit of $2,000,000 related to this potential acquisition. Under certain circumstances, the deposit may be nonrefundable.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Financial Statements

It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this report on Form 8-K no later than 60 days after the deadline for filing this Form 8-K.

Exhibits
10.01	Agreement for the Purchase and Sale of Property dated as of March 8, 2004 by and between 20770 Madrona, LLC and Triple Net Properties, LLC.

10.02	Agreement for Purchase and Sale of Real Property and Escrow Instructions dated as of February 11, 2004 by and between Laeroc Partners, Inc., Laeroc Brunswig 2000 and Triple Net Properties, LLC.

10.03	Agreement of Purchase dated as of January 21, 2004 by and between 2350 North Belt, L.P. and Triple Net Properties, LLC.

10.04	First Amendment to Agreement of Purchase dated as of February 19, 2004 by and between 2350 North Belt, L.P. and Triple Net Properties, LLC.

10.05	Purchase and Sale Agreement and Joint Escrow Agreement dated as of March 12, 2004 by and between ITW Mortgage Investments II, Inc. and Triple Net Properties, LLC.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G REIT, INC.

Date: April 8, 2004	By:	/s/ ANTHONY W. THOMPSON
Anthony W. Thompson
President and Chief Executive Officer

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Index to Exhibits

Exhibits	Description
10.01	Agreement for the Purchase and Sale of Property dated as of March 8, 2004 by and between 20770 Madrona, LLC and Triple Net Properties, LLC.

10.02	Agreement for Purchase and Sale of Real Property and Escrow Instructions dated as of February 11, 2004 by and between Laeroc Partners, Inc., Laeroc Brunswig 2000 and Triple Net Properties, LLC.

10.03	Agreement of Purchase dated as of January 21, 2004 by and between 2350 North Belt, L.P. and Triple Net Properties, LLC.

10.04	First Amendment to Agreement of Purchase dated as of February 19, 2004 by and between 2350 North Belt, L.P. and Triple Net Properties, LLC.

10.05	Purchase and Sale Agreement and Joint Escrow Agreement dated as of March 12, 2004 by and between ITW Mortgage Investments II, Inc. and Triple Net Properties, LLC.